Exhibit 10.20

DIRECTOR’S STOCK OPTION AGREEMENT

     THIS DIRECTOR’S STOCK OPTION AGREEMENT (this “Agreement”) is made as of                    , by and between The Allied Defense Group, Inc., a Delaware corporation (“Allied”), and                    , a non-employee member of Allied’s Board of Directors (the “Director”).

WITNESSETH:

     WHEREAS, the Director is now a member of Allied’s Board of Directors and Allied desires to have the Director remain in its service and desires to encourage stock ownership by the Director and to increase the Director’s proprietary interest in Allied’s success; and as an inducement thereto has determined to grant to the Director the option herein provided for, pursuant to Allied’s 2001 Equity Incentive Plan, as amended (the “Plan”), to the end that the Director may thereby be assisted in obtaining an interest, or an increased interest, as the case may be, in the stock ownership of Allied;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1. Grant. Pursuant to a resolution adopted by the Board of Directors of Allied, Allied hereby grants to the Director an option (the “Option”) to purchase                     shares of the Common Stock, $0.10 par value per share, of Allied (the “Common Stock”) at $                    per share.

     2. Term. The Option is exercisable in whole or in part from time to time during the period beginning on the date hereof through 4:00 p.m. (Vienna, Virginia, United States, time) on                    , except as provided in Paragraph 6 hereof.

     3. Method of Exercise of Option. This Option may be exercised by written notice directed to the Treasurer of Allied, at Allied’s principal place of business, specifying the number of shares of Common Stock with respect to which the Option is being exercised. The notice must be accompanied by payment of the full purchase price in cash or other consideration acceptable to the Board of Directors as permitted by the Plan. Except as provided in Paragraph 6 hereof, the Director may exercise the Option only if, at the time such Option is exercised, the Director is a member of the Board of Directors of, and has continuously since the grant of the Option, been a member of the Board of Directors of, Allied.

     4. Requirements of Law. Allied shall not be required to sell or issue any shares under the Option if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority.

     5. Transferability and Sale. The Option may not be transferred or assigned in any manner by the Director, except to his heirs or devisees, and shall be exercisable during his lifetime only by the Director. Upon any attempt to transfer the Option or to assign, pledge, hypothecate or otherwise dispose of the Option or of any rights granted hereunder, contrary to the provisions hereof, or upon the levy or any attachment or similar process upon the Option or such rights, the Option and such rights shall immediately become null and void.

     6. Termination of Service and Death.

          (a) If the Director ceases to be a member of the Board of Directors of Allied for any reason other than (i) his death or disability; or (ii) his discharge for dishonesty or commission of a crime, the Director may within three (3) months thereafter exercise the Option as of the date the Director ceases to be a director. All unexercised Options, or portions thereof, shall terminate, be forfeited, and shall lapse upon the expiration of said three (3) month period or immediately after the Director ceases to be a director of Allied for any of the reasons set forth in (ii) above.

          (b) If the Director dies while he is a member of the Board of Directors of Allied or ceases to be a director as a result of disability, the Option may be exercised by the disabled Director, or by the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution; provided, however, that no such Option may be exercised after one hundred and eighty (180) days from the Director’s date of death or the date the Director ceases to be a director as a result of disability, whichever is applicable. Upon expiration of said period, the Option, to the extent unexercised, shall terminate, be forfeited and shall lapse.

     7. No Rights as Stockholder. The Director shall have no rights as a stockholder with respect to shares covered by the Option until the date of issuance of a stock certificate for such shares; no adjustment for dividends, or otherwise, except as provided in Paragraph 8, shall be made if the record date therefor is prior to the date of exercise of such Option.

     8. Changes in Allied’s Capital Structure. The existence of the Option shall not affect in any way the right or power of Allied or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Allied’s capital structure, or any merger or consolidation of Allied, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of Allied, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of Allied or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividend payable in corporate shares, appropriate adjustment shall be made by the Board of Directors, in its sole discretion, in the number and kind of shares of Common Stock as to which this Option, or any portion of this Option then unexercised, shall be exercisable, to the end that the Director’s proportionate interest shall be maintained as before the occurrence of such event.

     9. Status of Option. It is understood and agreed that the Option is a non-statutory option for U.S. Federal income tax purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE ALLIED DEFENSE GROUP, INC.

By:

     I hereby accept the foregoing Option and agree to all the terms and conditions set forth in the foregoing Agreement.

Allied/Directors/Director’s Stock Option Agreement (Director Form)

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